UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/28/2005

HUTTIG BUILDING PRODUCTS , INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-14982

DE	43-0334550
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of Principal Executive Offices, Including Zip Code)

314-216-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 28, 2005, the board of directors of Huttig Building Products, Inc. (the "Company"), elected Philippe J.C. Gastone to the board. Mr. Gastone is serving as a designee of The Rugby Group Limited, a principal shareholder of the Company, pursuant to a Registration Rights Agreement between the Company and The Rugby Group, dated as of December 16, 1999, and as amended as of August 20, 2001. Mr. Gastone was appointed to fill the vacancy created by the expansion of the size of the board from nine members to ten members and will serve for a term expiring in 2006. Another member of the Company's board of directors, Delbert H. Tanner, has been serving on the board as a designee of The Rugby Group. Mr. Tanner shall continue on the board, but shall no longer be a designee of the The Rugby Group. A copy of the press release announcing the election of Mr. Gastone is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

99.1 Press release dated June 30, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS , INC.

Date: July 01, 2005.	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated June 30, 2005.